UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2013 (February 11, 2013)

Newcastle Investment Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31458	81-0559116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2013, Newcastle Investment Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company, FIG LLC and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), for the issuance and sale by the Company of 23,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), including 3,000,000 shares to be issued pursuant to the Underwriters’ exercise in full of their option to purchase additional shares of Common Stock. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The transaction contemplated by the Underwriting Agreement is expected to close on February 15, 2013.

The Common Stock is being sold pursuant to an effective automatic shelf registration statement filed with the Securities and Exchange Commission (File No. 333-182103). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated February 11, 2013, by and among Newcastle Investment Corp., FIG LLC and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

5.1	Opinion of Foley & Lardner LLP

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newcastle Investment Corp.

By:	/s/ Brian C. Sigman
	Name:	Brian C. Sigman

	Title:	Chief Financial Officer

Date: February 15, 2013

INDEX TO EXHIBITS

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated February 11, 2013, by and among Newcastle Investment Corp., FIG LLC and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

5.1	Opinion of Foley & Lardner LLP

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)